Exhibit 99.1

NASDAQ OMX Appoints Eric W. Noll as Executive Vice President of Transaction Services Business

NEW YORK, July 6, 2009 (GLOBE NEWSWIRE) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ) today announced that Eric W. Noll has been appointed as Executive Vice President of NASDAQ OMX Transaction Services. Mr. Noll will join NASDAQ OMX effective July 13 and report to Chief Executive Officer Bob Greifeld.

Mr. Noll will oversee the trading operations of all U.S. Transaction Services business including The NASDAQ Stock Market, NASDAQ OMX BX, NASDAQ OMX PHLX, The NASDAQ Options Market, The NASDAQ OMX Futures Exchange and strategic investments including International Derivatives Clearing Group. In addition, he will have responsibility for NASDAQ OMX Europe, the London-based multilateral trading facility.

“Eric has an impressive background in the securities industry, with experience across multiple asset classes and expertise in developing a number of strategic businesses around the world for a leading global organization,” said Bob Greifeld, Chief Executive Officer of NASDAQ OMX. “In addition, Eric’s experience on the customer side supports our customer focused strategy. We are very pleased to have him join our strong in-place Transactions team.”

Mr. Noll joins NASDAQ OMX from Susquehanna International Group, LLP where he served as Managing Director of SFG, and as Associate Director and Global Head of Strategic Relationships for SIG since 1994. During his time at Susquehanna, Eric has overseen all the exchange relationships, created the investment banking department, developed an institutional equity research department and was responsible for all options and equity order flows for the market-maker operation. He has also managed new businesses, strategic investments including technology, investment banking, and private equity focused businesses, as well as acquisitions and international alliances.

“Throughout the past few years I have witnessed the transformation of NASDAQ OMX Group into a diversified, leading global exchange company, and I am excited about leading one of the most dynamic aspects of its business,” commented Mr. Noll. “NASDAQ OMX is well positioned to take advantage of opportunities in multiple asset classes and in the OTC area, and I am looking forward to joining the talented management and Transaction Services team.”

Prior to his time at Susquehanna International Group, Mr. Noll held positions at the former Philadelphia Stock Exchange and The Chicago Board Options Exchange. He has a Master of Business Administration from the Owen Graduate School of Management at Vanderbilt University with a Finance Concentration and a Bachelor of Arts with a double major in Economics and Government from the Franklin and Marshall College. Mr. Noll is a Trustee of Franklin and Marshall College and is a Member of the Board of Visitors of the Owen Graduate School of Management.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with over 3,800 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about The NASDAQ Stock Market and NASDAQ OMX Group’s other products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX Group’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX Group’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

NDAQG

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